CONSENT OF INDEPENDENT AUDITORS


Board of Directors
San Diego Soccer Development  Corporation
2123 Garnet Ave #B
San Diego, CA 92109


We consent to the use in this Registration Statement of San Diego Soccer Development Corporation on Form 10-SB, of our report dated September 8, 1999 of San Diego Soccer Development Corporation for the years ended December 31, 1998 and 1997, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

LOGAN THROOP & CO., LLP

September 29, 1999